BUSINESS DEVELOPMENT AGREEMENT BETWEEN
RACETRAC PETROLEUM, INC.
AND
DNA BEVERAGE CORP (DNA)

I. Program Elements:

A. This Agreement is effective as of January 1, 2010 and shall remain in effect through December 31, 2010.

B. RaceTrac will provide and maintain the following space allocation of DNA products.

NUMBER OF NON-CARBONATED DOORS	6DNCB
DNA (excludes DFW)	3 facings

II. Funding Elements:

A. Slotting Fee

1. DNA shall pay RaceTrac a one time slotting fee [redacted] **per facing** for all RaceTrac stores now existing or hereafter opened by RaceTrac during the term hereof. Total estimated slotting fee for DNA is [redacted] calculated as follows:

   a) Stores with 6 door non-carbonated sets [redacted] [86 stores x $25 per facing x 3 facings].

B. RaceTrac Guaranteed Case Costs

1. DNA guarantees RaceTrac the following costs per case from all distributors for all products purchased by RaceTrac from January 1, 2010 through December 31, 2010:

PACKAGE	CASE SIZE	REBATE	CASE COST
DNA Energy	24	-	[redacted]

C. Payment Information

1. DNA shall pay RaceTrac one half of the slotting fee within thirty (30) days of the execution of this Agreement. DNA shall pay RaceTrac the remaining one half of the slotting fee within thirty (30) days of completion of resets contemplated by Section III. below set forth in Section I. are executed.
2. RaceTrac's compliance with terms of Section I. B. hereof will be measured by audits mutually conducted by DNA and RaceTrac. If RaceTrac is out of compliance during market audits, DNA will send a letter to the RaceTrac Purchasing Department setting forth with particularity the non-compliant terms. RaceTrac will then have thirty (30) days to correct the problem. If the problem is not corrected in thirty (30) days, DNA, as its sole remedy, has the right to take action by reducing variable case rate and paying the funding rate based on the actual shelving or deducting a prorated amount of the slotting fee referred to in Section II. A. hereof from the monthly rebates referred to in Section II. B. hereof.

III. Merchandising Elements:

A. RaceTrac will establish the applicable 2010 planograms for all stores.

B. RaceTrac shall purchase and make available in each store now existing or hereafter added to this Agreement, glides for the display of DNA's products in RaceTrac's cold vault space. DNA shall reimburse RaceTrac for its full cost for each such glide (or portion thereof) used by RaceTrac in merchandising DNA products, based upon the number of facings of DNA products on each such glide as shown on the planogram at a fee of $2.50 per facing.

C. RaceTrac reserves the right to cancel a store's scheduled reset with at least twelve (12) hours prior notice.

D. Resets are to be completed by March 31, 2010.

IV. Misc:

A. This Agreement is effective as of January 1, 2010 and shall remain in effect through December 31, 2010. Either party may terminate this Agreement at any time for any reason upon thirty (30) days prior written notice to the other party. Any such termination shall not relieve DNA of any obligation to RaceTrac incurred prior to such termination.

B. DNA shall be liable for all damages or losses incurred by RaceTrac as a result of any breach of warranty of failure to perform by DNA.

C. DNA shall indemnify RaceTrac, its affiliates, and their respective officers, directors, employees, agents, attorneys, contractors, successors and assigns, and RaceTrac's customers and hold them harmless from and against any and all claims, actions, proceedings, costs, expenses, losses, and liability, including all reasonable attorneys' fees, costs and expenses, arising out of or in connection with or relating to any goods or services furnished by DNA pursuant here to, including without limitation all product liability claims, any claims involving personal injury, death or property damage, and any claims involving infringement of patents, trademarks and copyrights

D. All notices, including monthly rebate notices shall be sent by RaceTrac via email to DNA, shall be sent to the attention of:

RUSS RICKON
~~Paul Lesch~~
~~Vice President of Southeast Region~~ VICE PRESIDENT - SALES
DNA Beverage Corp
Cell ~~[illegible]~~ 813-407-9976
~~paul~~ Russ@dnaenergydrink.com

By: [signature]
DNA
V.P. - SALES 1/27/10
Title Date

By: [signature]
RaceTrac Petroleum
President 1/18/10
Title Date